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Rothstein Kass


                                January 17, 2007

          Securities and Exchange Commission
          100 F Street, N.E
          Washington, D.C. 20549

          Re: Playlogic Entertainment, Inc. (Commission File No. 0-49649)

          We have read Item 4.01 of Form 8-K dated January 10, 2007 of Playlogic Entertainment, Inc. and are in agreement with the statements contained therein.


                                Very truly yours,
                                   /s/ Rothstein, Kass & Company, P.C.
                                Rothstein, Kass & Company, P.C.